Exhibit 16.1

June 24, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549-7561

Re:	Magna-Lab, Inc.
Commission File Number: 0-21320

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Magna-Lab, Inc. dated June 24, 2015, and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ CITRIN COOPERMAN & COMPANY, LLP